UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2011

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW
New Prague, MN 56071

(Address of Principal Executive Offices)(Zip Code)

(952) 758-9299

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2011, Electromed, Inc. (the “Company”) hired Jeremy Brock, 32, to the position of Financial Controller, in which position he will oversee the operations of the Company’s Accounting Department and perform the functions of principal accounting officer.

For the past five years, Mr. Brock has served as a certified public accountant with LarsonAllen LLP, where he focused on performing and managing audit and tax engagements in the manufacturing, distribution and technology sectors. Mr. Brock holds a bachelors degree in accounting and finance from the University of Northern Iowa.

The Company announced Mr. Brock’s appointment on August 10, 2011. A copy of the press release announcing Mr. Brock’s appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

	(a)	Financial statements: None.

	(b)	Pro forma financial information: None.

	(c)	Shell company transactions: None.

	(d)	Exhibits:

99.1 Press release dated August 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electromed, Inc.

Date: August 12, 2011	By	/s/ Terry M. Belford
	Name:	Terry M. Belford
	Title:	Chief Financial Officer

EXHIBIT INDEX

Electromed, Inc.

Form 8-K Current Report

Exhibit
Number	Description
99.1	Press release dated August 10, 2011